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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS, that Allan R. Raphael constitutes and appoints Jeffrey A. Montgomery and Gregory M. Yulish, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-KSB, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.


          /s/  Allan R. Raphael             Director          March 28, 1997
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